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                   OPTION SURRENDER AGREEMENT, RELEASE AND WAIVER
                   IN CONNECTION WITH THE PROPOSED ACQUISITION OF
                      PLY GEM INDUSTRIES, INC. BY NORTEK, INC.

                    NOTE: SIGNATURE MUST BE PROVIDED BELOW AND ON
                             THE SCHEDULE OF OWNERSHIP.

                PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


To Ply Gem Industries, Inc., a Delaware corporation (the "Company"):

     The undersigned acknowledges that pursuant to Section 3.5(a)(i) of the Agreement and Plan of Merger among Nortek, Inc., NTK Sub, Inc. ("NTK Sub") and the Company, dated as of July 24, 1997 (the "Merger Agreement"), the Company will be canceling all Options and Unvested Stock (each as defined below) in return for cash consideration effective at the time the proposed merger of NTK Sub with and into the Company (the "Merger") becomes effective (the "Effective Time"). Receipt of such consideration by the undersigned will be subject to the receipt by the Company of this Option Surrender Agreement, Release and Waiver (the "Surrender Agreement") surrendering Options and Unvested Stock for such cancellation and the consummation of the tender offer for the common stock of the Company commenced by NTK Sub on July 29, 1997 (the "Offer").

     Subject to, and effective upon, acceptance by the Company of the surrender of the Options and Unvested Stock surrendered herewith, the undersigned hereby surrenders for cancellation to the Company all of his rights, title and interest in and to all shares of not yet vested restricted stock (to the extent not tendered in the Offer) and all options (whether vested or unvested) to purchase shares of common stock, $.25 par value per share (the "Shares"), of the Company previously granted pursuant to the Company's Executive Incentive Stock Option Plan, 1989 Employee Incentive Stock Plan, 1989 Senior Executive Stock Option Plan and 1994 Employee Incentive Stock Plan or as otherwise specified in the Merger Agreement (such restricted stock, the "Unvested Stock," such options, the "Options" and such plans, the "Option Plans") and listed on the attached Schedule of Ownership (the "Ownership Schedule"), for (i) with respect to Unvested Stock, a per Share amount equal to the Merger Consideration (as defined in the Merger Agreement), multiplied by the number of shares of Unvested Stock, and (ii) with respect to Options, a per Share amount equal to the Merger Consideration, minus the exercise price per Share, multiplied by the number of Shares subject to such Options, in each case, upon the terms and subject to the conditions set forth in this Surrender Agreement.

     The undersigned hereby represents and warrants that the undersigned holds the Options and Unvested Stock surrendered hereby free and clear of all claims, liens, restrictions, charges,


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encumbrances, security interests, voting agreements and commitments of any kind and has full power and authority to surrender for cancellation such Options and Unvested Stock, subject to other agreements involving the Offer and the Merger which may have been executed by the undersigned.

        This surrender is irrevocable by the undersigned but will not be effective if the Offer is not consummated on or before October 31, 1997. The undersigned acknowledges that the Company will not accept any surrenders prior to the consummation of the Offer.

        The undersigned, on behalf of himself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of the undersigned (including without limitation any trust of which the undersigned is the trustee or which is for the benefit of the undersigned or a member of his family), to the greatest extent permitted by law, hereby acknowledges that the payments made pursuant to the Surrender Agreement are in full satisfaction of any and all rights the undersigned may have under the Option Plans with respect to Options and Unvested Stock being surrendered hereby.

        The undersigned hereby acknowledges that the Ownership Schedule enclosed herewith correctly and completely sets forth the Options and Unvested Stock held by the undersigned being surrendered hereunder, and that except as set forth therein the undersigned does not have the right to acquire any stock in the Company or any options, warrants or other rights to acquire shares of capital stock of or equity interests in the Company, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in the Company, or securities convertible into or exchangeable for capital stock of or equity interests in, or similar securities or contractual obligations of, the Company.

        Assuming that a duly executed Surrender Agreement and Ownership Schedule have been delivered to the Company prior to the consummation of the Offer, the undersigned acknowledges that all payments to be made pursuant to such Surrender Agreement are expected to be paid by check on the first business day following consummation of the Offer in accordance with Section 2(d) of the First Amended and Restated Stockholders Agreement, dated as of July 24, 1997, among Atrium Acquisition Holdings Corp., Atrium/PG Acquisition Corp. Jeffrey S. Silverman, Dana R. Snyder, Herbert P. Dooskin, the Company, Nortek, Inc. and NTK Sub (the "Stockholders Agreement") and that the Company is not required to make any payments to the undersigned pursuant to the Surrender Agreement unless his Options and Unvested Stock are outstanding at the time the Offer is consummated.

        The undersigned also acknowledges that, if a duly executed Surrender Agreement and Ownership Schedule are not delivered to the Company on or prior to the consummation of the Offer, the undersigned will receive payments pursuant to the Surrender Agreement and in accordance with the Stockholders Agreement as soon as reasonably practicable after the subsequent delivery of a duly executed Surrender Agreement and Ownership Schedule to the


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Company with respect to the Options and Unvested Stock outstanding at the time of such delivery or at the Effective Time, whichever is earlier.

        The undersigned also acknowledges that all payments to be made pursuant to the Surrender Agreement may be subject to applicable withholding taxes.

        The undersigned, upon request, will execute and deliver any additional documents deemed by the Company to be reasonably necessary or desirable to complete the surrender of the Options and Unvested Stock surrendered hereby.

        The undersigned recognizes that the consummation of the Offer is subject to various conditions and the Company may not be required to accept the surrender of any of the Options or Unvested Stock surrendered hereby.

        It is understood that the Surrender Agreement only shall apply to Options that are outstanding at the time the Offer is consummated and that, even if the Surrender Agreement is delivered to the Company, Options, to the extent otherwise exercisable pursuant to the terms of the Option Plans or the Merger Agreement, may be exercised any time prior to the consummation of the Offer.

                                      INSTRUCTIONS

        1. EXECUTION OF THE SURRENDER AGREEMENT AND THE OWNERSHIP SCHEDULE. This Surrender Agreement is to be completed by the optionholder. In order to validly surrender such Options and Unvested Stock and receive payments, an optionholder must complete and sign this Surrender Agreement and the Ownership
Schedule in accordance with the instructions herein and mail or deliver them in the enclosed envelope to the Company. In order to receive payments at the earliest possible time, optionholders should complete and return this Surrender Agreement and the Ownership Schedule prior to August 22, 1997.

        THE OWNERSHIP SCHEDULE MUST BE SIGNED BY THE OPTIONHOLDER AS EVIDENCE OF SUCH ACKNOWLEDGEMENT AND RETURNED TOGETHER WITH THIS SURRENDER AGREEMENT. A second copy of the Ownership Schedule for the optionholder's records has also been included herewith.

        2. DELIVERY. This Surrender Agreement and the enclosed Ownership Schedule, when executed, should be mailed or delivered to: J. Adam Lipsitz, Vice President, Ply Gem Industries, Inc., 777 Third Avenue, New York, NY 10017.

        THE METHOD OF DELIVERY OF THE SURRENDER AGREEMENT AND THE OWNERSHIP
SCHEDULE IS AT THE OPTION AND RISK OF THE SURRENDERING OPTIONHOLDER. DELIVERY BY EXPEDITED MAIL, COURIER OR OTHER SIMILAR SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE


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ALLOWED TO ENSURE TIMELY DELIVERY. OPTIONHOLDERS ARE ALSO ADVISED TO RETAIN A
COPY OF ALL DOCUMENTS DELIVERED.

        3. SIGNATURE ON THE SURRENDER AGREEMENT. The signature on this Surrender Agreement and Ownership Schedule must correspond exactly with the optionholder's name in the records of the Company.

        4. REQUESTS FOR ASSISTANCE. If you have questions or need assistance please call J. Adam Lipsitz at (212) 832-1550.






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                                     IMPORTANT:

         OPTIONHOLDER: (1) SIGN HERE; AND (2) CONFIRM AND SIGN THE ENCLOSED
                                 OWNERSHIP SCHEDULE.



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                             (Signature of Optionholder)

Dated:
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Name:
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                               (Please Type or Print)

Address:
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                                 (Include Zip Code)

Area Code and Telephone Number:
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                                                      (Home)


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                                                    (Business)

Taxpayer Identification or Social Security No.:
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August 20, 1997



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